EXHIBIT 15(a)




                          CLASS B DISTRIBUTION PLAN

                                      OF

                     MERRILL LYNCH CONVERTIBLE FUND, INC.

                            PURSUANT TO RULE 12B-1



     DISTRIBUTION PLAN made as of the      day of     , 1997,  by and between
Merrill Lynch Convertible Fund, Inc., a Maryland corporation (the "Company"), and Merrill Lynch Funds Distributor, Inc., a Delaware corporation ("MLFD").

                             W I T N E S S E T H:
                            -------------------

     WHEREAS, the Company intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, MLFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Company proposes to enter into a Class B Shares Distribution Agreement with MLFD, pursuant to which MLFD will act as the exclusive distributor and representative of the Company in the offer and sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Company to the public; and

     WHEREAS, the Company desires to adopt this Class B Shares Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Company will pay an account maintenance fee and a distribution fee to MLFD with respect to the Company's Class B Shares; and

     WHEREAS, the Directors of the Company have determined that there is a reasonable likelihood that adoption of this Class B Shares Distribution Plan will benefit the Company and its shareholders.

     NOW, THEREFORE, the Company hereby adopts, and MLFD hereby agrees to the terms of, this Class B Shares Distribution Plan (the "Plan") in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Company shall pay MLFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Company relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class B shareholders of the Company. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class B shares of the Company and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Company shall pay MLFD a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets of the Company relating to Class B shares to compensate MLFD and securities firms with which MLFD enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B shares of the Company. Such expenditures may consist of sales commissions to financial consultants for selling Class B shares of the Company, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including ad-vertising expenditures related to the Company and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this Paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

     3. The Company hereby authorizes MLFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch,
Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. MLFD may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide MLFD with such information as is reasonably necessary to permit MLFD to comply with the reporting requirements set forth in Paragraph 4 hereof.

     4. MLFD shall provide the Company for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

     5. This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Company.

     6. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.

     7. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 6.

     8. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Company.

     9. This Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Company, and by the Directors of the Company in the manner provided for in Paragraph 6 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 6 hereof.

     10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment
Company Act, of the Company shall be committed to the discretion of the Directors who are not interested persons.

     11. The Company shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.




     IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                    MERRILL LYNCH CONVERTIBLE FUND, INC.



                    By
                      --------------------------------------
                      Title:

                    MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                    By
                      --------------------------------------
                      Title:


                CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT


     AGREEMENT made as of the      day  of     , 1997 by and between  Merrill
Lynch Funds Distributor, Inc. ("MLFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, MLFD has entered into an agreement with Merrill Lynch Convertible Fund, Inc., a Maryland corporation (the "Company"), pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock, par value $0.10 per share (the "Class B shares"), of the Company; and

     WHEREAS, MLFD and the Company have entered into a Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") pursuant to which MLFD receives an account maintenance fee from the Company at the annual rate of 0.25% of average daily net assets of the Company relating to Class B shares for account maintenance services related to the Class B shares of the Company and a distribution fee from the Company at the annual rate of 0.75% of average daily net assets of the Company relating to Class B shares for providing sales and promotional activities and services related to the distribution of Class B shares; and

     WHEREAS, MLFD desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Company's Class B shareholders and the Securities Firm is willing to perform such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities with respect to the Class B shares of the Company of the types referred to in Paragraph 1 of the Plan.

     2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B shares of the Company, and incur distribution expenditures of the types referred to in Paragraph 2 of the Plan.

     3. As compensation for its activities and services performed under this Agreement, MLFD shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     4. The Securities Firm shall provide MLFD, at least quarterly, such information as reasonably requested by MLFD to enable MLFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

     5. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company, as defined in the Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

     6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 6.

     7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                         MERRILL LYNCH FUNDS DISTRIBUTOR, INC.



                         By
                           Title: -----------------------------------


                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED



                         By
                           -----------------------------------
                           Title: